Exhibit 99.1
For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO Financial Group Announces Second Quarter 2012 Capital Actions
Share Repurchases of $39.3 million
Dividend Payment of $4.7 million
$100 million Increase in Share Repurchase Authorization
Share Repurchase Guidance
Principal Prepayment of $22.0 million under Senior Secured Credit Agreement

Carmel, Ind., June 29, 2012 - CNO Financial Group, Inc. (NYSE: CNO) today announced that during the second quarter of 2012 it repurchased 5,652,618 shares of its common stock for an aggregate purchase price of $39.3 million under its share repurchase program. The shares were repurchased at an average cost of $6.95 per share and represented 2.4% of the total outstanding shares as of March 31, 2012. Total shares repurchased under the program year-to-date total 8,089,548 shares for an aggregate purchase price of $58.2 million, at an average cost of $7.19 per share. As of June 29, 2012, CNO had approximately 234 million shares outstanding.

CEO Ed Bonach said, "Our strong financial position and our continued generation of cash and excess capital allows us to continue to buy back stock at attractive prices and at an accelerated rate, such that we currently anticipate repurchasing approximately $150 million to $170 million of common stock during 2012. We have built risk-based capital and liquidity to appropriate levels and have completed voluntary debt reduction, so that more excess capital is available for deployment."

CNO also announced that its board of directors has approved an additional $100 million to repurchase the company's outstanding common stock. This amount is in addition to the approximately $72.1 million outstanding on its previous authorizations, for a combined repurchase authority of $172.1 million outstanding as of June 29, 2012. The program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. The amount and timing of the share repurchases (if any) will be based on business and market conditions and other factors.

CNO made a principal prepayment today of $22.0 million in an amount equal to 50% of the second quarter share repurchases and the $0.02 per share dividend payment made on June 25, 2012, as required under the terms of its Senior Secured Credit Agreement. This prepayment will fully satisfy the remaining scheduled principal amount that is due on March 31, 2016 and will reduce the scheduled principal amount that is due on December 31, 2015. The next scheduled principal payment under the facility of $10.0 million is due September 30, 2012.
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CNO Financial (2)
June 29, 2012

The proforma debt-to-total capital ratio, excluding accumulated other comprehensive income, at March 31, 2012 would decrease to 16.9 percent from 17.1 percent as a result of the aforementioned transactions.

About CNO

CNO is a holding company. Our insurance subsidiaries - principally Bankers Life and Casualty Company, Washington National Insurance Company and Colonial Penn Life Insurance Company - serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement. For more information, visit CNO online at www.CNOinc.com.

Cautionary Statement Regarding Forward-Looking Statements.

Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand

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CNO Financial (3)
June 29, 2012

recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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